UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

EVERSPIN TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY COPY
EVERSPIN TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2023
To the Stockholders of Everspin Technologies, Inc.:
The annual meeting of stockholders of Everspin Technologies, Inc. will be held on Tuesday, May 23, 2023, at 5:00 p.m., Eastern Daylight Time. The annual meeting will be a completely virtual meeting of stockholders. Instructions on how to participate in the annual meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/MRAM2023. The annual meeting will be held for the following purposes:
1.
To elect the six nominees for director named in the proxy statement accompanying this notice to serve until the next annual meeting and their successors are duly elected and qualified.

2.
To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

3.
To approve, on an advisory basis, the compensation of our named executive officers.

4.
To approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Everspin as permitted pursuant to recent amendments to the Delaware General Corporation Law.

5.
To conduct any other business properly brought before the annual meeting. We describe these items of business more fully in the proxy statement accompanying this notice.

The record date for the annual meeting was March 27, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish our proxy materials on the Internet. As a result, we are mailing a “Notice of Internet Availability of Proxy Materials” (the “Notice”) to our stockholders instead of a printed copy of our proxy materials, including the proxy statement and our 2022 annual report to stockholders. The Notice provides instructions on how to access those materials on the Internet and how to obtain printed copies. Further details about how to attend the Annual Meeting virtually are included in the Notice.
You will only be able to attend the virtual annual meeting by using your 16-digit control number provided on the Notice, your proxy card or voting instruction form, and the instructions that accompanied your proxy materials. Therefore, it is important to retain your Notice, proxy card or voting instruction form you receive to enable you to gain access to the virtual annual meeting.
Whether or not you are able to attend the annual meeting, it is important that your shares be represented. We have provided in the accompanying proxy statement instructions on how to vote your shares. Please vote as soon as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 23, 2023
The proxy statement for the annual meeting and 2022 annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,
/s/ Anuj Aggarwal

Anuj Aggarwal
Chief Financial Officer
Chandler, Arizona
April [  ], 2023

You are cordially invited to attend the meeting. Whether or not you plan to attend the annual meeting virtually, our board of directors asks that you vote as soon as possible. You may vote by proxy on the Internet, via toll-free telephone number or, if you received a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you should contact that record holder for instructions on how to vote your shares.

i

EVERSPIN TECHNOLOGIES, INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2023
GENERAL INFORMATION
We have sent you these proxy materials because our board of directors (the “Board of Directors” or “Board”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders of Everspin Technologies, Inc. (the “Company” or “Everspin”), including at any adjournments or postponements of the meeting. The annual meeting will be held on Tuesday, May 23, 2023, at 5:00 p.m., Eastern Daylight Time. We will be hosting the annual meeting via live webcast on the Internet. To attend the annual meeting virtually, log in at www.virtualshareholdermeeting.com/MRAM2023.
You are invited to attend the annual meeting virtually to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy on the Internet, via toll-free telephone number or, if you received a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
Our Board of Directors has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with our Board of Directors’ solicitation of proxies for use at the annual meeting. As a stockholder, you are invited to attend the annual meeting virtually and to vote online or by proxy on the proposals described in this proxy statement.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?
We are pleased to take advantage of rules of the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), over the Internet. Accordingly, on or about April [11], 2023, we intend to begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the record holders of our common stock. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.
How do I attend the annual meeting?
The annual meeting will be held on Tuesday, May 23, 2023, at 5:00 p.m., Eastern Daylight Time. Information on how to vote in person at the annual meeting is discussed below.
We will be hosting the annual meeting live via the Internet. You will not be able to attend the annual meeting in person. To attend the Annual Meeting virtually, log in at www.virtualshareholdermeeting.com/MRAM2023. The annual meeting webcast will begin promptly at 5:00 p.m., Eastern Daylight Time. We expect online check-in to begin at 4:45 p.m. Eastern Daylight Time and you should allow ample time for the check-in procedures.
A list of Everspin stockholders of record will be open for examination by any stockholder beginning ten days prior to the meeting at our corporate headquarters located at 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226. If you would like to view the list, please contact our Chief Financial Officer to schedule an appointment by calling (480) 347-1169 or writing to him at the address above.

What do I need in order to be able to participate in the annual meeting?
You will need the 16-digit control number included on the Notice, your proxy card or voting instruction form, and the instructions that accompanied your proxy materials in order to be able to vote your shares or submit questions during the annual meeting. Instructions on how to connect to the annual meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MRAM2023. If you do not have your 16-digit control number, you will be able to access and listen to the annual meeting, but you will not be able to vote your shares or submit questions during the annual meeting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.
Why is the annual meeting be held as a virtual annual meeting?
To assist in protecting the health and well-being of our stockholders and employees, this year’s annual meeting of stockholders of Everspin will be held virtually via the internet. Stockholders will be able to listen and vote and submit questions regardless of location via the internet at www.virtualshareholdermeeting.com/MRAM2023 by using the 16-digit control number included on the Notice, your proxy card or voting instruction form, and the instructions that accompanied your proxy materials. We designed the format of the annual meeting to ensure that our stockholders who attend the annual meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
What am I voting on?
There are four matters scheduled for a vote:
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Proposal 1, to elect the six nominees for director named in Proposal 1;

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Proposal 2, to ratify the selection by the audit committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

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Proposal 3, to approve, on an advisory basis, the compensation of our named executive officers; and

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Proposal 4, to approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Everspin as permitted pursuant to recent amendments to the Delaware General Corporation Law.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares of common stock entitled to vote are present at the annual meeting or represented by proxy. As of the record date there were 20,510,978 shares of common stock outstanding and entitled to vote and, accordingly, a quorum will be present if stockholders holding 10,255,490 shares of common stock are present at the annual meeting or represented by proxy. Abstentions, votes withheld and broker non-votes (as defined below) will be counted toward the establishment of a quorum. If there is no quorum, either the chairman of the annual meeting or a majority of the votes present at the meeting or represented by proxy may adjourn the annual meeting to another date.

Who can vote at the annual meeting?
Only stockholders of record at the close of business on March 27, 2023, will be entitled to vote at the annual meeting. On this record date, there were 20,510,978 shares of our common stock outstanding and entitled to vote.
Am I a stockholder of record?
If at the close of business on March 27, 2023, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record. Whether or not you plan to attend the meeting virtually, we urge you to vote by proxy on the Internet, via toll-free telephone number or, if you received a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided, to ensure your vote is counted. Alternatively, if you requested and received a printed copy of these materials by mail, you may also complete, sign and return the accompanying proxy card.
What if my Everspin shares are not registered directly in my name but are held in street name?
If at the close of business on March 27, 2023, your shares were held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the annual meeting virtually. However, since you are not the stockholder of record, if you wish to vote your shares at the annual meeting, please contact your broker, bank or other agent for instructions on how to vote your shares.
If your shares are held in “street name” through a broker, certain rules applicable to brokers will affect how your shares are voted in connection with the election of directors. If you do not provide your broker with instructions on how to vote your shares, your broker may not vote your shares except in connection with routine matters. Accordingly, if your broker sends a request for instructions on how to vote, we request that you provide those instructions to your broker so that your vote can be counted. See “What happens if I do not vote?” for additional information.
How do I vote my shares?
You may attend the annual meeting virtually and vote your shares online at the meeting if you are a stockholder of record or a beneficial owner of shares held in street name. To vote online during the annual meeting, log into the virtual annual meeting website at www.virtualshareholdermeeting.com/MRAM2023 by using the 16-digit control number included on the Notice, your proxy card or voting instruction form, and the instructions that accompanied your proxy materials and follow the instructions provided on the website.
You may vote without attending the annual meeting by granting a proxy for shares of which you are the stockholder of record, or by submitting voting instructions to your broker, bank or other nominee for shares that you hold beneficially in street name. In most cases, you will be able to do this by Internet or telephone, or by mail if you received a printed set of proxy materials. However, if your shares are held in street name, the availability of telephone and Internet voting will depend on your institution’s voting procedures.
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By Internet — You may vote by proxy on the Internet by following the instructions in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.

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By Telephone — You may vote by proxy on the telephone by following the instructions in the Notice or by calling the toll-free number on your proxy card or on the instructions that accompanied your proxy materials.

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By Mail — If you received a printed set of proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered in your name or by following the voting instructions provided by your broker, bank or other nominee for shares held beneficially in street name, and mailing it in the envelope provided.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on March 27, 2023.
What happens if I do not vote?
Stockholder of Record:   Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the Internet or online at the virtual annual meeting, your shares will not be voted.
Beneficial Owner:   Shares Registered in the Name of Broker, Bank or Other Nominee
If on March 27, 2023, your shares were held not in your name but in “street name,” only your broker, bank or other nominee that holds your shares will be able to vote your shares. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular “non-routine” proposal, including the election of directors, because such institution does not have discretionary voting power with respect to these proposals and has not received instructions with respect to these proposals from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Therefore, if you do not give your broker, bank or other nominee specific instructions, your shares will not be voted with respect to “non-routine” proposals.
The designations of the four proposals as “routine” or “non-routine” are as follows:
•
Proposal 1, the election of directors, constitutes a “non-routine” proposal, and thus if you do not give your broker, bank or other nominee specific instructions, such institution will not have the authority to vote your shares with respect to the election of directors;

•
Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, constitutes a “routine” proposal, and thus if you do not give your broker, bank or other nominee specific instructions, such institution will nevertheless have the authority to vote your shares with respect to this proposal;

•
Proposal 3, to approve, on an advisory basis, the compensation of our named executive officers, constitutes a “non-routine” proposal, and thus if you do not give your broker, bank or other nominee specific instructions, such institution will not have the authority to vote your shares with respect to this proposal; and

•
Proposal 4, to approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Everspin as permitted pursuant to recent amendments to the Delaware General Corporation Law, constitutes a “non-routine” proposal, and thus if you do not give your broker, bank or other nominee specific instructions, such institution will not have the authority to vote your shares with respect to this proposal.

How many votes are needed to approve each proposal?
The requisite number of votes to approve the four proposals are as follows:
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For Proposal 1, the election of directors, directors are elected by a plurality of the votes of the shares present at the annual meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the six nominees receiving the highest number of “For” votes will be elected. Votes withheld and broker non-votes will have no effect on the outcome of the vote;

•
To be approved, Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, must receive “For” votes from a majority of the shares present at the annual meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes (of which none are expected) will have no effect on the outcome of the vote;

•
To be approved, Proposal 3, the advisory vote to approve the compensation of our named executive officers, must receive “For” votes from a majority of the shares present at the annual meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote; and
•
To be approved, Proposal 4, the amendment of our Amended and Restated Certificate of Incorporation must receive “For” votes from a majority of our outstanding shares. Abstentions, votes withheld and broker non-votes will have the same effect as “Against” votes.

What if I vote by proxy but do not make specific choices?
If you complete the proxy voting procedures, but do not specify how you want to vote your shares, your shares will be voted:
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“For” the election of each of the director nominees listed in Proposal 1;

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“For” Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

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“For” Proposal 3, the advisory vote to approve the compensation of our named executive officers; and

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“For” Proposal 4, the approval of an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Everspin as permitted pursuant to recent amendments to the Delaware General Corporation Law.

Your proxy will vote your shares using his or her best judgment with respect to any other matters properly presented for a vote at the meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may send a written notice that you are revoking your proxy to our Secretary (Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226).

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You may submit a properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the Internet.

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You may attend the annual meeting virtually and vote at the annual meeting. Mere attendance at the virtual annual meeting will not automatically revoke your proxy unless you vote at the virtual annual meeting.

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If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by such institution.

What does it mean if I receive more than one Notice or more than one set of proxy materials?
If you received more than one Notice or more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions in each Notice or proxy materials you receive to ensure that all of your shares are voted.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?
This proxy statement, the proxy card or voting instruction form and the Annual Report are available at www.proxyvote.com.
When are stockholder proposals and director nominations due for the next annual meeting?
To be considered for inclusion in the proxy materials for our 2024 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing to our Secretary (Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226) by December 13, 2023; provided, however; that, in the event that the date of the annual meeting is held before April 24, 2024, or after June 23, 2024, for your notice to be timely, it must be so received by our Secretary a reasonable time before we begin to print and mail the proxy statement. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for our 2024 annual meeting must do so no earlier than the close of business on January 24, 2024, and no later than the close of business on February 23, 2024; provided, however, that, in the event that the annual meeting is held before April 24, 2024, or after June 23, 2024, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2024; provided, however, that, in the event that the annual meeting is held before April 24, 2024, or after June 23, 2024, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the date the later of sixty (60) days prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.
Please refer to our bylaws Rule 14a-19 under the Exchange Act for additional information and requirements regarding stockholder proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our bylaws and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have engaged Laurel Hill Advisory Group, LLC to solicit proxies on our behalf. We have agreed to pay approximately $7,000, plus reasonable and approved out-of-pocket expenses for their services.
Whom should I contact if I have additional questions or would like additional copies of the proxy materials?
If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:
Everspin Technologies, Inc.
Attn: Investor Relations
5670 W. Chandler Blvd., Suite 130
Chandler, Arizona 85226

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors currently consists of six directors: Darin G. Billerbeck, Geoffrey Ribar, Lawrence G. Finch, Sanjeev Aggarwal, Tara Long, and Glen Hawk.
The six nominees proposed for election as directors are listed below. Directors elected at the annual meeting will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until the director’s death, resignation or removal. Each individual nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
The following table sets forth the names and certain other information for the nominees for election as a director as of the date of this proxy statement. The following key biographical information for each of these individuals was provided by the nominees:
Name	Age	Position(s)
Darin G. Billerbeck	63	Chairman of the Board
Geoffrey Ribar	64	Director
Lawrence G. Finch	88	Director
Sanjeev Aggarwal, Ph.D.	55	President, Chief Executive Officer and Director
Tara Long	55	Director
Glen Hawk	60	Director
Board Diversity
The Board Diversity Matrix, below, provides the diversity statistics for our Board of Directors.
Board Diversity Matrix
Total Number of Directors	6
	Female	Male
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
Asian	—	1
White	1	4
Nominees
Darin G. Billerbeck has served as a member of our Board of Directors since August 2018 and has served as Chairman of the Board from March 2019, including as Executive Chairman of the Board from December 2020 until November 2022. From January 2021 until March 2022, Mr. Billerbeck also served as our Interim Chief Executive Officer. Mr Billerbeck is also a Board advisor for Precision Medical Products. Mr. Billerbeck was CEO of Lattice Semiconductor, a developer of semiconductor technologies, for more than seven years, until his retirement in 2018. During his tenure with Lattice, he steadily increased shareholder value, while expanding the technology, products and the intellectual property of the company. In addition, he gained intimate knowledge of U.S. and China intellectual property laws specifically with respect to the Committee of Foreign Investment in the US (CFIUS). Prior to joining Lattice, Mr. Billerbeck served as the President and CEO of Zilog, which was acquired by IXYS Corporation in 2010. Before joining Zilog, Mr. Billerbeck served for more than 18 years at Intel in various executive and management positions, including Vice President and General Manager of the Flash Products Group. Mr. Billerbeck has also led several key engineering functions in the memory space, including Director of Design Engineering, Director of Packaging

and Director of Operations. Mr. Billerbeck received his Bachelor of Science degree in mechanical engineering from the University of California at Davis. Mr. Billerbeck brings highly relevant experience to our Board of Directors spanning microcontrollers, programmable logic and memory technologies along with that of a public semiconductor company CEO. The Board believes that Mr. Billerbeck’s rich experience in memory, component and intellectual property will be a key resource as we grow the mainstream adoption of our STT-MRAM products into new markets and applications.
Geoffrey Ribar has served as a member of our Board of Directors since December 2018. Mr. Ribar served as a senior advisor to Cadence Design Systems, Inc., a provider of technologies to enable the design of electronic products, until his retirement on March 31, 2018. Prior to this role, Mr. Ribar was chief financial officer and senior vice president of Cadence Design Systems, Inc. for seven years. During this period, Mr. Ribar was responsible for managing the company’s global finance organization, which included the investor relations and operations groups as well as the internal audit, tax, treasury and controller functions. Prior to Mr. Ribar’s tenure at Cadence, he served as the chief financial officer for Telegent Systems in Sunnyvale, California, where he led the company’s finance, legal, IT, and HR teams. He also has extensive experience in the semiconductor industry holding the CFO position at SiRF Technology, Matrix Semiconductor and NVIDIA. In addition, Mr. Ribar worked at AMD (Advanced Micro Devices) for 15 years, ending as corporate controller. Mr. Ribar is a director of MACOM Technology Solutions Holdings, Inc. a public company, and previously was a director of Aquantia Corp., which was a public company prior to its acquisition in September 2019. Over the course of his career, Mr. Ribar has facilitated many M&A transactions, helping companies successfully scale during periods of rapid growth. Mr. Ribar received his Bachelor of Science degree in Chemistry as well as an M.B.A. from the University of Michigan. The Board believes that Mr. Ribar brings highly relevant experience to our Board of Directors as a high-tech financial expert, and his rich experience in all areas related to finance will be valuable to us as we continue to scale and grow the business.
Lawrence G. Finch has served as a member of our Board of Directors since June 2008. Mr. Finch has served as managing director at Sigma Partners, a venture capital firm, since joining the firm in 1987. Mr. Finch brings a wealth of operational experience in moving early-stage technology companies through high-growth stages of development. He has advised more than 20 companies throughout his career. The Board believes that Mr. Finch’s 40 years of experience in founding, managing, and financing businesses, strong relationships in the semiconductor space, and his knowledge of our company qualifies him to serve on our Board of Directors.
Sanjeev Aggarwal, Ph.D. has served as a member of our Board of Directors and as President and Chief Executive Officer of Everspin since March 2022. Prior to that, he had served as our Chief Technology Officer since January 2021 where he continued to serve as our Vice President, Operations & Technology R&D, a position he had held since October 2017. Dr. Aggarwal directs projects from technology definition to qualification, driving cross functional alignment across various departments; and manages joint development agreements for technology transfer and production. He served as our Vice President, Manufacturing and Process Development from March 2010 to September 2017, where he supervised research and development efforts for integration of spin torque MRAM onto CMOS and managed our production for Field Switched MRAM on 200mm and ST-MRAM on 300mm wafers. From June 2008 to February 2010, Dr. Aggarwal served as our Director, Manufacturing and Process Technology. From September 2006 to May 2008, Dr. Aggarwal was senior member of the technical staff at Freescale Semiconductor, Inc. and led the integration efforts for Field Switched MRAM development. From July 2000 to August 2006, Dr. Aggarwal was member Group Technical Staff at Texas Instruments. Dr. Aggarwal received his bachelor’s degree in ceramic engineering from Indian Institute of Technology (BHV) Varanasi, and doctorate in materials science and engineering from Cornell University. We believe that Dr. Aggarwal possesses specific attributes that qualify him to serve as a director, including his intimate knowledge of Everspin as its President and Chief Executive Officer, and his knowledge and experience in the technology industry, which enable him to make valuable contributions to our Board of Directors.
Tara Long has served as a member of our Board of Directors since March 2022. Ms. Long currently serves as the Chief Financial Officer of Furtuna Skin. Prior to joining Furtuna in 2021, Ms. Long was a Senior Advisor to Dell Technologies from November 2019 through August 2021. She also served as a Senior Advisor to Smart Global Holdings from August 2021 through November 2021. From March 2018 to

September 2019, Ms. Long was the SVP of Strategy & Corporate Development at McAfee. Prior to joining McAfee, Ms. Long was VP of Strategy & Corporate Development at Seagate Technologies where she held various roles from 2006 until 2017. Tara holds an MBA from The University of Maryland and a Bachelor of Arts from Marquette University. The Board believes that Ms. Long brings relevant experience to our Board of Directors as a financial expert, and her experience in all areas related to finance and strategy will be valuable to us as we continue to scale and grow the business.
Glen Hawk has served as a member of our Board of Directors since March 2022. Mr. Hawk was Chief Operating Officer of Lattice Semiconductor Corporation, a semiconductor manufacturing company, from 2015 through 2017, serving as Chief Executive Officer on an interim basis through August 2018. Prior to Mr. Hawk’s tenure at Lattice, he was Vice President and General Manager of the NAND Solutions Group at Micron Technology Incorporated from 2010 to 2014. During his time at Micron, Mr. Hawk directed the activities of 1,200 employees. He drove profitable revenue growth to $3 billion annually through a significant shift toward higher value, more fully integrated solutions, such as solid-state drives for consumer and enterprise applications. Before Micron, Mr. Hawk was Vice President, General Manager of the Embedded Business Group at Numonyx from 2008 until 2010. Prior to Numonyx, Mr. Hawk was at Intel for 22 years in both engineering and business functions, including General Manager of Intel’s Flash Products Group. Mr. Hawk started his career at Monolithic Memories where he spent 3 years developing Programmable Array Logic technologies after earning a bachelor’s degree in Chemical Engineering from the University of California at Berkeley. The Board believes that Mr. Hawk’s significant experience managing businesses and strong technical knowledge in the semiconductor space qualifies him to serve on our Board of Directors.
Required Vote and Board Recommendation
Directors are elected by a plurality of the votes of the shares present at the annual meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the six nominees receiving the highest number of “For” votes will be elected. Votes withheld and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS
RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

CORPORATE GOVERNANCE
We have a set of basic beliefs to guide our actions, including the belief that business should be conducted with the highest standards of ethical behavior. This belief governs our interaction with our customers, suppliers, employees and investors. We are committed to continuously improve our governance process to meet and exceed all regulatory requirements.
Board Composition
The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required. Our Board of Directors currently consists of six directors. The members of our Board of Directors were elected in compliance with the provisions of our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation permits our Board of Directors to establish by resolution the authorized number of directors. Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until the director’s death, resignation or removal. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors.
Board Independence
Under the listing requirements and rules of The Nasdaq Stock Market LLC (“Nasdaq”), independent directors, as affirmatively determined by our Board of Directors, must compose a majority of our Board of Directors. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors consults with the company’s counsel to ensure that our Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq rules, as in effect from time to time.
In addition, the Nasdaq rules require that each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his capacity as a member of our audit committee, our Board of Directors, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, our Board of Directors has determined that all members of our Board of Directors except Mr. Billerbeck and Dr. Aggarwal, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board of Directors also determined that each member of our audit committee, nominating and corporate governance committee and compensation committee is independent under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.
Board Leadership Structure
Our policy is that the positions of Chief Executive Officer and Board Chairman be held by different individuals, except in unusual circumstances as determined by the Board. Mr. Billerbeck currently serves as the Chairman of the Board and Dr. Aggarwal currently serves as our President and Chief Executive Officer.

The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders and our overall corporate governance. The Board also believes that the current separation of the Board Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing Everspin and leverage the experience and perspectives of the Board Chairman.
Role of the Board in Risk Oversight
One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the board as a whole, as well as through various board standing committees that address risks inherent in their respective areas of oversight. In exercising its overall responsibility to oversee the management of our business, the Board of Directors considers risks when reviewing our strategic plan, financial results, merger and acquisition related activities, legal and regulatory matters and our public filings with the SEC.
The Board of Directors’ oversight of risk management includes full and open communications with management to review the adequacy and functionality of our risk management processes. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:
•
The audit committee assists the Board of Directors in its oversight of the integrity of our financial reporting, compliance with applicable legal and regulatory requirements and oversees our internal controls and compliance activities. The audit committee discusses our major financial risk exposures and certain contingent liabilities and the steps we have undertaken to monitor and control such exposures. It also meets privately with representatives from the independent registered public accounting firm;

•
The compensation committee assists the Board of Directors in its oversight of risks relating to our assessment of our compensation policies and practices; and

•
The nominating and corporate governance assists the Board of Directors in its oversight of risks relating to director and management succession planning, corporate governance and overall effectiveness of the board.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.everspin.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.
Corporate Governance Guidelines
The Board of Directors documented the governance practices followed by the company by adopting the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the company’s business operations as needed and to make decisions that are independent of the company’s management. The guidelines are also intended to align the interests of directors and management with those of the company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer’s performance evaluation and succession planning, and Board and committees compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.everspin.com.
Restrictions on Hedging, Short Sales and Pledging
Our insider trading policy prohibits our executive officers, directors, employees or consultants from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our stock at any time.

Stockholder Communications With the Board of Directors
Stockholders wishing to communicate with our Board of Directors may send a written communication addressed to the Secretary at our principal executive offices. The Secretary will promptly forward the communication to the Board of Directors or member to whom it is addressed, as appropriate, unless it is unduly hostile, threatening, illegal or similarly unsuitable. Historically, we have not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The company believes its responsiveness to stockholder communications to the Board of Directors has been excellent.

BOARD COMMITTEES AND MEETINGS
Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board of Directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
During the fiscal year ended December 31, 2022, our Board of Directors held five meetings. Our audit committee met four times, our compensation committee met four times, and our nominating and corporate governance committee met four times during 2022. Each of our directors attended all of the meetings of the Board of Directors and all committees of the board on which such member served (during the periods for which the director served on the Board of Directors and such committees).
Our Board of Directors does not have a formal policy regarding the attendance of directors at the annual meeting of stockholders, but it encourages directors to attend each annual meeting of stockholders. All prior year directors attended the 2022 annual meeting.
Information Regarding Committees of the Board of Directors
Our Board of Directors has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership and meeting information for 2022 for the Board of Directors and each of its committees:
	Audit	Compensation	Nominating and Corporate Governance
Total number of committee meetings during 2022	4	4	4
Darin G. Billerbeck
Geoffrey Ribar	C	✓
Lawrence G. Finch	✓		✓
Sanjeev Aggarwal, Ph.D.
Tara Long	✓	✓	C
Glen Hawk(2)		C	✓
Michael B. Gustafson(1)(2)	✓	✓	✓

C
Chair

✓
Member

(1)
Mr. Gustafson did not seek re-election at the 2022 annual meeting and served as a director and a member of each of these committees through May 25, 2022.

(2)
Mr. Hawk replaced Mr. Gustafson as Chair and a member of the compensation committee on May 25, 2022.

Audit Committee
Our audit committee currently consists of Messrs. Finch and Ribar and Ms. Long. The Chair of our audit committee is Mr. Ribar. The Board of Directors has determined that each of Mr. Ribar and Ms. Long is an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the listing standards of Nasdaq. Our Board of Directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each audit committee member’s scope of experience and the nature of their experience in the corporate finance sector. Our

Board of Directors has adopted a written audit committee charter that is available to stockholders on the Investor Relations section of our website at www.investor.everspin.com.
The primary purpose of the audit committee is to discharge the responsibilities of our Board of Directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:
•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing our financial statements and critical accounting policies and estimates;

•
reviewing the adequacy and effectiveness of our internal controls;

•
reviewing our policies on risk assessment and risk management;

•
reviewing related-party transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Following the annual meeting, our audit committee is expected to remain unchanged.
Report of the Audit Committee of the Board of Directors
On behalf of the Board of Directors, the Audit Committee oversees Everspin’s financial reporting process for which management has responsibility. Ernst & Young LLP, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion as to the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with the management of our company. The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP their independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Geoffrey Ribar (Chair)
Lawrence G. Finch
Tara Long
Compensation Committee
Our compensation committee currently consists of Messrs. Ribar, Finch, and Hawk. The Chair of our compensation committee is Mr. Hawk. All members of our compensation committee qualify as non-employee directors under Exchange Act Rule 16b-3. Our Board of Directors has adopted a written compensation committee charter that is available to stockholders on the Investor Relations section of our website at www.investors.everspin.com.
The primary purpose of our compensation committee is to discharge the responsibilities of our Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•
reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

•
reviewing and recommending to our Board of Directors the compensation of our directors;

•
reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers;

•
administering our stock and equity incentive plans;

•
selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;

•
reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•
reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Following the annual meeting, our compensation committee is expected to remain unchanged.
Compensation Committee Processes and Procedures
Typically, the compensation committee meets at least two times annually and with greater frequency if necessary. The compensation committee met four times during 2022. The agenda for each meeting is usually developed by the Chair of the compensation committee. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee full access to all our books, records, facilities and personnel. Under the charter, the compensation committee may form, and delegate authority to, subcommittees as appropriate.
In addition, under the charter, the compensation committee has the authority to obtain, at the expense of Everspin, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee takes into consideration factors prescribed by the SEC and Nasdaq that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The compensation committee has direct responsibility for the oversight of the work of such consultants or advisers.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of Messrs. Finch and Hawk and Ms. Long. The Chair of our nominating and corporate governance committee is Ms. Long. Our Board of Directors has adopted a written nominating and corporate governance committee charter that is available to stockholders on the Investor Relations section of our website at www.investors.everspin.com. Specific responsibilities of our nominating and corporate governance committee include:
•
identifying, reviewing and evaluating nominees for election to our Board of Directors;

•
evaluating the performance of our management and our Board of Directors, including Board committees;

•
considering and making recommendations to our Board of Directors regarding the chairmanship and membership of the committees of the Board of Directors;

•
considering instituting a plan or program for the continuing education of directors.

•
developing a set of corporate governance principles and periodically reviewing and assessing these corporate governance principles;

•
overseeing and reviewing the processes and procedures used by Everspin to provide information to the Board and its committees;

•
reviewing management succession plans; and

•
reviewing, discussing and assessing its own performance at least annually, and periodically reviewing and assessing the adequacy of its charter.

Following the annual meeting, our nominating and corporate governance committee is expected to remain unchanged.
Nomination Process
Our nominating and corporate governance committee is responsible for identifying, recruiting, evaluating and recommending to our Board of Directors nominees for membership on the Board of Directors and committees of our Board of Directors. The goal of this process is to maintain and further develop a highly qualified Board of Directors consisting of members with experience and expertise in areas of importance to our company. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.
The nominating and corporate governance committee recommends to our Board of Directors for selection all nominees to be proposed by our Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by our Board of Directors for election at each annual or special meeting of stockholders, and recommends all director nominees to be appointed by our Board of Directors to fill director vacancies. Our Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on our Board of Directors that may occur between annual meetings of stockholders.
Evaluation of Director Candidates
The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having strong personal integrity and ethics. In its evaluation of director candidates, the nominating and corporate governance committee also considers a candidate’s skills, characteristics and experience, taking into account a variety of factors, including the candidate’s:
•
understanding of our business, industry and technology;

•
history with our company;

•
personal and professional integrity;

•
general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company;

•
ability and willingness to devote the time and effort necessary to be an effective director;

•
commitment to acting in the best interest of our company and its stockholders; and

•
educational and professional background.

However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. The nominating and corporate governance committee will also consider,

among other things, the current size and composition of the Board of Directors, the needs of the Board of Directors and its committees, the potential independence of director candidates under relevant Nasdaq and SEC rules, the operating requirements of the company and the long-term interests of stockholders.
In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis.
Although the Board of Directors does not maintain a specific policy with respect to board diversity, the nominating and corporate governance committee considers each candidate in the context of the membership of the board as a whole, with the objective of including an appropriate mix of viewpoints and experience among members of the Board of Directors reflecting differences in professional background, education, skill and other individual qualities and attributes. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints to the extent it deems appropriate.
The nominating and corporate governance committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
Stockholder Recommendations for Nomination to the Board of Directors
The nominating and corporate governance committee will consider properly-submitted stockholder recommendations for candidates for our Board. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including with respect to the criteria described above, based on whether or not the candidate was recommended by a stockholder.
Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be in writing and delivered to Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226. Submissions must include the following information:
•
full name and address of the proposed nominee;

•
the number and class of our shares beneficially owned, directly or indirectly, by the proposed nominee;

•
all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•
the consent of the nominee to be named in the proxy statement and consent to serve as a director if elected; and

•
a description of all material relationships, including (i) compensation and other material monetary agreements, arrangements and understandings during the past three years, between the proposed nominee and the stockholder making the proposal and (ii) any relationship between the proposing stockholder and the proposed nominee that would be required to be disclosed under the SEC’s related party transactions disclosure rules if the proposing stockholder were a “registrant” under those rules.

In addition, any stockholder wishing to recommend a nominee to our Board of Directors will be required to complete a questionnaire regarding the proposed nominee, providing information regarding any arrangement or agreement with respect to such nominee’s voting while a member of our Board of Directors and information regarding equity ownership of the company (including derivative ownership) by the proposing stockholder and the proposed nominee. See “Questions and Answers About These Proxy Materials And Voting - When are stockholder proposals and director nominations due for the next annual meeting?” for additional information.

COMPENSATION OF NON-EMPLOYEE BOARD MEMBERS
For the year ended December 31, 2022, (i) all of our non-employee directors receive an annual retainer of $55,000; (ii) the chair of the audit committee receives an additional annual retainer of $15,000; (iii) the lead board member (if any) and chair of the compensation committee each receive an additional retainer of $10,000; and (iv) the chair of the nominating and governance committee receives an additional retainer of $7,500. Such amounts were paid in cash in equal quarterly installments for each quarter that was served by each non-employee director. Other than the annual retainers, non-employee directors did not receive any cash fees in connection with their service on our Board of Directors in 2022.
Each non-employee director may also receive additional annual stock option grants or restricted stock units (“RSUs”) award grants as approved by the Compensation Committee at each annual stockholders’ meeting. Each RSU entitles the director to receive one share of our common stock upon vesting. In May 2022, the Board granted equity awards to our non-employee directors in the form of RSUs to acquire shares of our common stock, as follows: Messrs. Ribar and Finch received RSUs to acquire 23,408 shares of our common stock, vesting monthly over one year from the grant date. The two new members of the Board, Ms. Long and Mr. Hawk, received RSUs to acquire 46,816 shares of our common stock that vest 50% on each of the first and second anniversary from the date of grant. Mr. Billerbeck did not receive any compensation or an equity award as a non-employee director as he served as Executive Chairman of the Board and was an employee of Everspin through December 31, 2022.
In 2023, the annual retainer amounts for all non-employee directors and the additional annual retainer amounts for serving as the chair of the audit committee, the chair of the compensation committee and the chair of the nominating and governance committee will remain as currently in place, except that the lead board member will receive an additional retainer of $20,000. The annual retainers will be paid in cash. For 2023, our non-employee directors will also receive an annual RSU award with a grant value of $125,000, which will vest monthly over one year from the date of grant. New non-employee directors will receive an initial annual cash retainer of $55,000 and an RSU award with a grant value of $250,000, which will vest 50% on each of the first and second anniversary from the date of grant. Upon completion of two years of service on the Board, these new non-employee directors will be entitled to an annual RSU award with a grant value of $125,000 mentioned above.
We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses in connection with attending Board of Directors and committee meetings.
Non-Employee Director Compensation
The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ended December 31, 2022:
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Lawrence G. Finch	$—	$180,000	$180,000
Geoffrey Ribar	70,000	125,000	195,000
Glen Hawk	65,000	250,000	315,000
Tara Long	62,500	250,000	312,500
Michael B. Gustafson(2)	24,560	—	24,560

(1)
The amounts in this column reflect the aggregate grant date fair value of each stock award granted during the fiscal year 2022 computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 2 to our financial statements included in our Annual Report.

(2)
Michael B. Gustafson did not seek re-election at the 2022 annual meeting and served as a non-employee director through May 25, 2022.

Each non-employee director received only one equity grant in 2022. As of December 31, 2022, each of the above directors held options to purchase, and unvested RSUs to acquire, shares of our common stock as follows:
Name	Option Awards	RSU Awards
Lawrence G. Finch	24,000	9,754
Geoffrey Ribar	42,000	9,754
Glen Hawk	—	46,816
Tara Long	—	46,816

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and has further directed us to submit the selection of this firm for ratification by the stockholders at the annual meeting. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Required Vote and Audit Committee and Board Recommendation
Approval of Proposal 2 requires the affirmative vote of a majority of the shares present at the annual meeting or represented by proxy and entitled to vote on the matter. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes (of which none are expected) will have no effect on the outcome of the vote.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS
RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following tables set forth the aggregate fees for professional services rendered by our principal accountants, Ernst & Young LLP (in thousands):
	Fiscal Years Ended December 31.
Fees	2022	2021
Audit(1)	$767	$816
Audit-Related	—	—
Tax	—	—
All Other	—	—
	$767	$816

(1)
The Audit fees consist of professional services in connection with the audit of our annual financial statements, including review of our quarterly financial statements presented in our Quarterly Reports on Form 10-Q and review of audited financial statements presented in our Annual Report on Form 10-K, irrespective of the period in which the related services were rendered or billed. This category also includes technical advice on various accounting matters related to the financial statements and services rendered in connection with our securities offerings.

Pre-Approval Policies and Procedures
Our audit committee has adopted a policy and procedures for the pre-approval of all audit and non-audit services to be rendered by our independent registered public accounting firm, Ernst & Young LLP. The audit committee was established in April 2016 and pre-approved all services in connection with our initial public offering and thereafter. Under the policy, the audit committee generally pre-approves specified services in defined categories up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of our independent registered public accounting firm or on a case-by-case basis for specific tasks before an engagement.
The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Under Section 14A of the Exchange Act, our stockholders are entitled to a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement. As discussed in more detail in the section entitled “Executive Compensation” in this proxy statement, we have designed our executive compensation program to reward commitment and performance and that is responsive to the needs of our named executive officers and employees. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.
The Board endorses our executive compensation program and recommends that the stockholders vote in favor of the following resolution:
RESOLVED, that the compensation paid to Everspin’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.
Because your vote is advisory, it will not be binding upon us, the Board or our compensation committee. However, we value our stockholders’ opinions, and the Board and our compensation committee will consider the outcome of this proposal when determining future executive compensation arrangements. The Board and our compensation committee considered the results of the last advisory vote in determining compensation policies and decisions.
Our Board has approved a policy of having an advisory say-on-pay vote each year and, accordingly, the next say-on-pay vote will be at our annual meeting of stockholders in 2024.
Required Vote and Board Recommendation
Approval of Proposal 3 requires the affirmative vote of a majority of the shares present at the annual meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
The Board has unanimously adopted a resolution to amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), subject to stockholder approval, to provide for the elimination or limitation of monetary liability of specified executive officers of Everspin for breach of the duty of care. Article VI of our Certificate of Incorporation currently provides for the company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the General Corporation Laws of Delaware (“DCGL”). Effective August 1, 2022, Section 102(b)(7) of the DCGL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the fiduciary duty (“Section 102(b)(7) Amendment”).
Accordingly, our Board is asking our stockholders to approve the proposal to add to our Certificate of Incorporation a new Article IX, to read as follows:
IX.
No officer of the Company shall have any personal liability to the Company or its stockholders for monetary damages for any breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article IX, or the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall not adversely affect any right or protection of an officer of the Company with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.
If the stockholders approve this proposal at the Annual Meeting, we will file a Certificate of Amendment to our Certificate of Incorporation (the “Amendment”) in substantially the form attached hereto as Appendix A. In accordance with the DGCL, however, our Board may elect to abandon the Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Amendment.
Purpose and Possible Effects of the Proposed Amendment
The Board desires to amend its Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DCGL. Prior to the Section 102(b)(7) Amendment, Delaware law has permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders.
As is currently the case with directors under our Certificate of Incorporation, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that this Proposal which would extend exculpation to officers, as specifically permitted by the Section 102(b)(7) Amendment, is fair and in the best interests of the company and its stockholders.

Vote Required
The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of the capital stock of the company entitled to vote at the Annual Meeting is required to approve the Amendment. Broker non-votes and shares that are voted “abstain” are treated as the same as voting “against” this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT.

MANAGEMENT
The following table shows information for our current executive officers as of the date of this proxy statement.
Name	Age	Position(s)
Sanjeev Aggarwal, Ph.D.	55	President, Chief Executive Officer and Director
Anuj Aggarwal	44	Chief Financial Officer
David Schrenk	45	Vice President of Sales and Business Development
Executive Officers
For the biography of Dr. Aggarwal see “Proposal 1: Election of Directors” above.
Anuj Aggarwal was promoted as our Chief Financial Officer on September 3, 2021, after serving as our Interim Chief Financial Officer since April 30, 2021. Prior to that, Mr. A. Aggarwal served as our Senior Director of Financial Planning and Analysis and Business Unit Support in April 2021 and served as our Director of Financial Planning and Analysis and Business Unit Support from October 2020 to April 2021. From June 2018 to June 2019, Mr. A. Aggarwal served as the Director of Commercial Finance at Patheon, a company in the life sciences industry, where he led strategic initiatives, deal negotiations, closing activities and financial planning and analysis matters. After completion of the Patheon acquisition by Thermo Fisher Scientific in June 2019, Mr. A. Aggarwal continued to serve as Senior Finance Manager until March 2020. Prior to that, Mr. A. Aggarwal held several leadership positions at Intel Corporation, a company in the semiconductor industry, including: from April 2016 to June 2018, serving as Senior Strategic Finance Specialist in the Legal Group where he was responsible for patent portfolio optimization, business unit support, deal modeling and forecasting activities; and from April 2014 to April 2016, serving as Senior Strategic Finance Specialist in the Global Supply Chain Group where he was responsible for strategic initiatives, cost analytics, contract negotiations and supply chain strategy. Additionally, from 2001 to 2004 and 2006 to 2014, Mr. A. Aggarwal held various positions at Intel Corporation supporting Global Supply Chain, Fab/Sort Manufacturing, and Internet of Things where he was responsible for financial reporting, forecasting, contracts, and driving cost reduction projects. Mr. A. Aggarwal received his Master of Business Administration degree from Eller College of Management at University of Arizona and his Bachelor of Science in Finance and Economics at Arizona State University.
David Schrenk was promoted as our Vice President of Sales and Business Development on March 14, 2022. Prior to that, Mr. Schrenk served as our Senior Director of Business Development and Marketing. Mr. Schrenk is responsible for managing all revenue generating activities related to product sales, foundry services and partnerships. Mr. Schrenk manages a worldwide sales, business development and application engineering team tasked with designing in next-generation MRAM devices into some of the world’s most demanding companies. Prior to this role, Mr. Schrenk was the Sr Director of Business Development and Business Marketing at Everspin. Before joining Everspin in 2018, Mr. Schrenk served more than 18 years at Intel in various positions, predominantly in Sales and Marketing managing pricing for various Mobile product segments. Mr. Schrenk graduated from the WP Carey School of Business with an MBA from Arizona State University and with a bachelor of science in Management Information Systems from the University of Arizona.

EXECUTIVE COMPENSATION
In reviewing this section, please note that we are a “smaller reporting company” as defined in the Exchange Act and are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402(b) of Regulation S-K. The disclosure in this section is intended to supplement the SEC-required disclosure and it is not a Compensation Discussion and Analysis.
Summary Compensation Table
The following table provides certain information concerning the compensation earned by each of the following individuals (the “Named Executive Officers”): each person who served as our principal executive officer during 2022; and our other executive officer who was serving as an executive officer as of December 31, 2022:
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Stock Options(1)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
Sanjeev Aggarwal, Ph.D.(2) President and Chief Executive Officer	2022	$400,000	$—	$672,705	$915,040	$561,033	$834	$2,549,612
	2021	$269,350	$1,267	$152,576	$281,000	$206,111	$834	$911,138
Darin G. Billerbeck(4) Former Interim Chief Executive Officer	2022	$126,676	$—	$672,705	$—	$—	$66,241(6)	$865,622
	2021	$400,000	$—	$447,000	$—	$575,531	$72,834(7)	$1,495,365
Anuj Aggarwal(5) Chief Financial Officer	2022	$330,000	$—	$618,453	$800,660	$306,898	$834	$2,056,845
	2021	$209,583	$—	$76,956	$295,915	$173,681	$834	$756,969

(1)
The amount represents the aggregate grant date fair value of the equity awards granted during 2022 and 2021, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amount are described in Note 2 to our financial statements included in our Annual Report.

(2)
Mr. S. Aggarwal was appointed our President and Chief Executive Officer, effective March 14, 2022. Prior to that he served as our Chief Technology Officer.

(3)
These amounts relate to the annual target bonus payment at a multiplier approved by the Board based on company performance along with a company-wide profit-sharing cash payment of $11,531 in 2021 and $13,102 in 2022.

(4)
Mr. Billerbeck served as our Interim Chief Executive Officer from January 2021 until March 2022.

(5)
Mr. A. Aggarwal began serving as our Chief Financial Officer on September 3, 2021.

(6)
Mr. Billerbeck received a monthly housing allowance of $6,000 per month through November 2022, totaling $66,000, along with $241 in life insurance premiums paid by us, during 2022.

(7)
Mr. Billerbeck received a monthly housing allowance of $6,000 per month, totaling $72,000, along with $834 in life insurance premiums paid by the Company, during 2021.

Objectives and Philosophy of Our Executive Compensation Program
We recognize that our ability to excel as a company depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our Named Executive Officers and employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our Named Executive Officers and employees.
Compensation Committee Processes and Role in Determining Executive Compensation
The compensation committee of our Board of Directors is tasked with, among other things, setting compensation for our executive officers, including the Named Executive Officers identified above, evaluating and recommending compensation plans and programs to our Board of Directors and awards under those plans, and administering our incentive and equity-based compensation plans. Various members of management and other employees as well as outside advisors or consultants are invited from time to time by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in meetings. Members of our executive management team advise and inform the compensation committee regarding potential company-wide and individual performance objectives with respect to incentive compensation plans and provide evaluations of the achievements of employees under their respective supervision.
Components of Our Executive Compensation Program
The individual components of our executive compensation program consist primarily of: (a) base salary, (b) annual, performance-based bonuses, (c) long-term equity incentives and (d) retirement savings opportunities and various other employee benefits. In addition, we provide protection for post-termination benefits in certain instances. We determine the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the market in which we compete for talent, the unique skills and experience of our Named Executive Officers, the length of service of our Named Executive Officers, our overall performance and other considerations we deem relevant. We expect our compensation committee to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal equity and consistency between Named Executive Officers with similar levels of responsibility.
Each of the individual components of our Named Executive Officers’ compensation is discussed in more detail below. We do not currently have any specific policies for allocating compensation between short- and long-term compensation or cash and non-cash compensation, although our strategy is to tie a greater percentage of total compensation to stockholder returns through the use of equity incentives. While we have identified particular compensation objectives that each component of our Named Executive Officers’ compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the compensation objectives described above.
Base Salary
Base salaries for our Named Executive Officers are determined by members of our compensation committee and other members of our Board of Directors based on their experience and review of industry surveys. Salaries are reviewed by our compensation committee on a periodic basis and may be adjusted from time-to-time. The 2022 annual base salaries for our named executive officers were established at $400,000 for Mr. Billerbeck while serving as our Interim Chief Executive Officer, $400,000 for Dr. Aggarwal, and $330,000 for Mr. A. Aggarwal. Retroactive to January 1, 2023, Dr. Aggarwal will be entitled to receive a base salary of $450,000 per year and Mr. A. Aggarwal will be entitled to receive a base salary of $346,500 per year. The 2021 annual base salaries for our named executive officers were established at $400,000 for Mr. Billerbeck, $209,583 for Mr. A. Aggarwal, and $269,350 for Dr. Aggarwal.
Annual Performance-Based Bonuses
Annual performance-based bonuses for our Named Executive Officers are designed to align their interests with the interests of our stockholders. At the beginning of each year, the Board of Directors in consultation with the Chief Executive Officer (other than with respect to the Chief Executive Officer) establishes corporate objectives that it believes are the most significant goals for the company in the upcoming year that are critical to the success of the company in the short and long-term. We do not disclose the specific goals as they contain competitively sensitive information. The amount payable to each Named Executive Officer was based on the attainment of pre-established corporate performance goals, which is subject to the discretion of the compensation committee, and the full Board of Directors in the case of our Chief Executive Officer. The performance awards actually paid are set forth in the Summary Compensation Table above under “Non-Equity Incentive Plan Compensation.”
For 2022, the compensation committee approved the Everspin Technologies, Inc. 2022 Executive Bonus Goals against which executive officers’ target bonuses would be assessed for determining executive officers’ actual bonuses for 2022 performance. The bonus goals comprised seven different categories, two of which were financial goals and five of which were technology development goals. Actual 2022 bonuses for each executive officer were determined based upon percentage achievement of the established bonus goals multiplied by the executive officer’s target bonus. Mr. Billerbeck’s target bonus was 100% of base annual salary, Dr. Aggarwal’s target bonus was 100% of base annual salary, and Mr. A. Aggarwal’s target bonus was 65% of base annual salary.
For 2021, the compensation committee approved the Everspin Technologies, Inc. 2021 Executive Bonus Goals against which executive officers’ target bonuses would be assessed for determining executive officers’ actual bonuses for 2021 performance. The bonus goals comprised seven different categories, two of which were financial goals and five of which were technology development goals. Actual 2021 bonus for each executive officer were determined based upon percentage achievement of the established bonus goals multiplied by the executive officer’s target bonus. Mr. Billerbeck’s target bonus was 100% of base annual salary, Dr. Aggarwal’s target bonus was 50% of base annual salary, and Mr. A. Aggarwal’s target bonus was 50% of base annual salary.
Long-Term Equity Incentives
We believe that the achievement of our business and financial objectives should be reflected in the value of our equity, thereby increasing stockholder value. To that end, our Named Executive Officers will be incentivized to achieve these objectives when a larger percentage of their total compensation is tied to the value of our shares. We believe that granting our Named Executive Officers stock options provides a meaningful incentive to achieve increases in the value of our stock price over time, as they will be able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. In addition, we believe that granting RSUs subject to vesting conditions provides a meaningful incentive to achieve increases in the value of our stock price over time, as they will be able to profit from the increase in the value of the shares underlying the RSU and because, as vesting is based on continued employment, our RSUs also encourage the retention of our Named Executive Officers through the vesting period of the RSUs. In determining the size and vehicle (options vs. RSUs vs. other award type) of the long-term equity incentives to be awarded to our Named Executive Officers, the compensation committee takes into account a number of factors, such as job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to the company and the size of prior equity grants.
During 2022, the compensation committee granted the following long-term incentive awards to our Named Executive Officers:
Name	Stock Options Awarded (#)	RSUs Awarded (#)
Sanjeev Aggarwal	112,000	87,802
Anuj Aggarwal	98,000	80,721
Darin G. Billerbeck	—	87,802(1)
The stock option awards have a vesting schedule of 36 monthly installments after a 25% cliff vesting on the first anniversary of the respective grant dates. RSU awards vest 25% annually over four years from the respective grant dates.
During 2021, the compensation committee granted the following long-term incentive awards to our Named Executive Officers:
Name	Stock Options Awarded (#)	RSUs Awarded (#)
Darin G. Billerbeck	—	75,000(1)
Anuj Aggarwal	52,294	13,653
Sanjeev Aggarwal	50,000	26,268
The stock option awards have a vesting schedule of 36 monthly installments after a 25% cliff vesting on the first anniversary of the respective grant dates. RSU awards vest 25% annually over four years from the respective grant dates.

(1)
Mr. Billerbeck’s RSU awards vests monthly over a 12-month period beginning January 1, rather than the vesting schedule noted above.

On March 14, 2022, in connection with the company entering into certain amendments to each of the Named Executive Officer’s respective employment agreement, the compensation committee granted (i) to Dr. Aggarwal 62,000 RSUs, with such RSUs vesting 25% per year over four years on each of January 1, 2023, 2024, 2025 and 2026, and options to purchase 112,000 shares of our common stock, with such options vesting as to 25% of the shares on January 1, 2023 and the remainder vesting in 36 monthly increments thereafter; (ii) to Mr. A. Aggarwal 57,000 RSUs, with such RSUs vesting 25% per year over four years on each of January 1, 2023, 2024, 2025 and 2026, and options to purchase 98,000 shares of our common stock, with such options vesting as to 25% of the shares on January 1, 2023 and the remainder vesting in 36 monthly increments thereafter; and (iii) to Mr. Billerbeck 75,000 RSUs, with such RSUs vesting monthly through December 31, 2022.
2022 Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2022:
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised				Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested (#)(1)
Name	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Exercise
Darin Billerbeck	30,000	—	$8.52	8/20/2028
	12,000	—	$7.20	5/21/2029
					—	—
Sanjeev Aggarwal	20,705	—	$4.42	5/13/2024
	834	—(7)	$9.12	3/13/2028
	5,416	834(8)	$6.35	2/11/2029
	20,625	9,375(9)	$2.23	3/24/2030
	10,000	5,000(10)	$2.56	4/7/2030
	16,666	33,334(11)	$5.62	8/6/2031
		112,000(12)	$8.17	3/14/2032
					102,177(14)	568,104
Anuj Aggarwal	8,125	6,875(2)	$5.30	12/3/2030
	16,666	33,334(3)	$5.62	8/6/2031
	1,003	1,291(4)	$5.62	8/6/2031
		10,483(5)	$8.17	3/14/2032
		87,517(6)	$8.17	3/14/2032
					92,399(13)	513,738

(1)
For the purpose of determining market value, we assumed a stock price of $5.56, the closing sale price per share of our common stock on December 30, 2022, the last business day of our last fiscal year.

(2)
Represents a stock option award to purchase 15,000 shares of common stock granted on December 3, 2020, of which 25% vested on October 26, 2021, and the remainder vests in equal increments on a monthly basis thereafter through October 26, 2024.

(3)
Represents a stock option award to purchase 50,000 shares of common stock granted on August 6, 2021, of which 25% will vest on August 6, 2022, and the remainder vests in equal increments on a monthly basis thereafter through August 6, 2025.

(4)
Represents a stock option award to purchase 2,294 shares of common stock granted on August 6, 2021, of which 25% will vest on March 10, 2022, and the remainder vests in equal increments on a monthly basis thereafter through March 10, 2025.

(5)
Represents a stock option award to purchase 10,483 shares of common stock granted on March 14, 2022, of which 25% will vest on January 1, 2023, and the remainder vests in equal increments on a monthly basis thereafter through March 14, 2026.

(6)
Represents a stock option award to purchase 87,517 shares of common stock granted on March 14, 2022, of which 25% will vest on January 1, 2023, and the remainder vests in equal increments on a monthly basis thereafter through January 1, 2026.

(7)
Represents a stock option award to purchase 10,000 shares of common stock granted on March 13, 2018, of which 25% vested on March 13, 2019, and the remainder vests in equal increments on a monthly basis thereafter through March 13, 2022.

(8)
Represents a stock option award to purchase 20,000 shares of common stock granted on February 11, 2019, of which 25% vested on February 11, 2020, and the remainder vests in equal increments on a monthly basis thereafter through February 11, 2023.

(9)
Represents a stock option award to purchase 30,000 shares of common stock granted on March 24, 2020, of which 25% vested on March 24, 2021, and the remainder vests in equal increments on a monthly basis thereafter through March 24, 2024.

(10)
Represents a stock option award to purchase 15,000 shares of common stock granted on April 7, 2020, of which 25% will vest on April 7, 2021, and the remainder vests in equal increments on a monthly basis thereafter through April 7, 2024.

(11)
Represents a stock option award to purchase 50,000 shares of common stock granted on August 6, 2021, of which 25% will vest on August 6, 2022, and the remainder vests in equal increments on a monthly basis thereafter through August 6, 2025.

(12)
Represents a stock option award to purchase 112,000 shares of common stock granted on March 14, 2022, of which 25% will vest on January 1, 2023, and the remainder vests in equal increments on a monthly basis thereafter through January 1, 2026.

(13)
Represents (i) an RSU award granted on December 3, 2020 of which 1,874 RSUs vested or will vest in equal increments on October 26, 2023, and October 26, 2024; (ii) an RSU award granted on August 6, 2021 of which the remaining 9,375 RSUs vested or will vest in equal increments on August 6, 2023, August 6, 2024, and August 6, 2025; (iii) an RSU award granted on August 6, 2021 of which the remaining 429 RSUs vested or will vest in equal increments on March 10, 2023, March 10, 2024, and March 10, 2025; (iv) an RSU award granted on March 14, 2022 of which 57,000 RSUs vested or will vest in equal increments on January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026; and (v) an RSU granted on May 10, 2022 of which 23,721 RSUs vested or will vest in equal increments on January 1, 2023, January 1, 2024, January 1, 2025, and January 1, 2026.

(14)
Represents (i) an RSU award granted on February 11, 2019 of which the remaining 1,250 RSUs vested or will vest in equal increments on February 11, 2023; (ii) an RSU award granted on March 24, 2020 of which 3,750 RSUs vested or will vest in equal increments on March 24, 2023 and March 24, 2024; (iii) an RSU award granted on August 6, 2021 of which the remaining 9,375 RSUs vested or will vest in equal increments on August 6, 2023, August 6, 2024, and August 6, 2025; (iv) and RSU award granted on March 14, 2022 of which 62,000 RSUs vested or will vest in equal increments on January 1, 2023, January 1, 2024, January 1, 2025, and January 1, 2026; and (v) an RSU granted on May 10, 2022 of which 25,802 RSUs vested or will vest in equal increments on January 1, 2023, January 1, 2024, January 1, 2025, and January 1, 2026.

Employee Benefits
We provide standard employee benefits to our full- and part-time employees, including our Named Executive Officers, in the United States (in the case of part-time, those that work 30 or more hours per week), including health, disability and life insurance and a 401(k) plan as a means of attracting and retaining our executives and employees.

Pension Benefits
We do not maintain any defined benefit pension plans.
Non-qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans.
Executive Employment/Severance Agreements
We have entered into employment agreements with each of our Named Executive Officers in connection with their employment. The agreements generally provide for at-will employment and set forth the Named Executive Officer’s initial base salary, initial equity grant amount and eligibility for employee benefits. In addition, each of our Named Executive Officers has executed a form of our standard confidential information and invention assignment agreement.
Sanjeev Aggarwal
On July 19, 2021, we entered into an Executive Employment Agreement with Dr. Aggarwal, effective as April 3, 2021 (the “S. Aggarwal Agreement”). Pursuant to the terms of the S. Aggarwal Agreement, Dr. Aggarwal was entitled to a base salary of $276,000 per year. Additionally, Dr. Aggarwal was eligible for an annual discretionary bonus of up to 50% of his base salary, as determined by the Board in its sole discretion based upon our and Dr. Aggarwal’s achievement of objectives and milestones to be determined on an annual basis by the Board in consultation with Dr. Aggarwal.
In the event the company terminates Dr. Aggarwal’s employment without Cause (as defined in the S. Aggarwal Agreement) or he resigns for Good Reason (as defined in the S. Aggarwal Agreement), then Dr. Aggarwal will be entitled to the following severance benefits: (a) continuation payments over a 12 month severance period of his 12 month base salary; (b) continued coverage under COBRA with the company paying the premiums, including coverage for eligible dependents, for up to 12 months, or until he becomes eligible for group health insurance coverage through a new employer or he ceases to be eligible for COBRA; and (c) the equity awards that would have vested in the 12 month period following his separation from service shall be deemed immediately vested and exercisable as of his last day of employment. In addition, if Dr. Aggarwal’s employment is terminated without Cause or he resigns for Good Reason within three months prior to, or 12 months following, the effective date of certain change of control events, then the company will accelerate the vesting of his equity awards such that 12 months accelerated vesting of the shares subject to the equity awards will vest and be immediately exercisable.
In connection with Dr. Aggarwal’s appointment as our President and Chief Executive Officer, on February 28, 2022, the company and Dr. Aggarwal entered into the First Amendment to Executive Employment Agreement, effective March 14, 2022, which amended the S. Aggarwal Agreement. Pursuant to this amendment, Dr. Aggarwal will be entitled to receive a base salary of $400,000 per year, retroactive to January 1, 2022, and will be eligible for an annual discretionary bonus of up to 100% of his base salary. All other terms of the S. Aggarwal Agreement remain substantially the same.
In addition, Dr. Aggarwal is a participant in our Amended CIC Plan (as defined below).
Darin G. Billerbeck
On December 30, 2020, we entered into an offer letter with Mr. Billerbeck (the “Billerbeck Agreement”) relating to Mr. Billerbeck’s employment with us as our Interim Chief Executive Officer, effective January 1, 2021. Pursuant to the terms of the Billerbeck Agreement, Mr. Billerbeck was entitled to a base salary of $400,000 per year and was eligible to participate in our 2021 executive bonus program. Additionally, Mr. Billerbeck received a grant of 75,000 RSUs pursuant to the Billerbeck Agreement, which vest at a rate of 6,250 RSUs per month so long as Mr. Billerbeck continued in the role of Interim Chief Executive Officer. The Billerbeck Agreement also provided that Mr. Billerbeck would be entitled to, among other things, a monthly stipend of approximately $2,500 (which was subsequently increased to $6,000) to cover the cost of executive housing.

In connection with Mr. Billerbeck’s transition from the Interim Chief Executive Officer position following Dr. Aggarwal’s appointment as our President and Chief Executive Officer, on February 28, 2022, we and Mr. Billerbeck entered into the First Amendment to Offer Letter, effective March 14, 2022, which amended the Billerbeck Agreement. Pursuant to this amendment, Mr. Billerbeck will remain an employee of our company serving as the Company’s Executive Chairman of the Board through December 31, 2022. Mr. Billerbeck’s base salary was reduced to an annual rate of $35,568. Additionally, Mr. Billerbeck received a grant of 62,000 RSUs pursuant to the amendment to the Billerbeck Agreement, with such RSUs vesting monthly through the end of 2022 so long as he remained Executive Chairman of the Board through each monthly vesting date. Mr. Billerbeck’s $6,000 monthly housing stipend remained in place through November 2022. All other terms of the Billerbeck Agreement remained substantially the same.
Anuj Aggarwal
On July 16, 2021, we entered into an Executive Employment Agreement with Mr. A. Aggarwal, effective as July 2, 2021 (the “A. Aggarwal Agreement”). Pursuant to the terms of the A. Aggarwal Agreement, Mr. A. Aggarwal was entitled to a base salary of $210,000 per year. Additionally, Mr. A. Aggarwal was eligible for an annual discretionary bonus of up to 50% of his base salary, as determined by the Board in its sole discretion based upon the company’s and Mr. A. Aggarwal’s achievement of objectives and milestones to be determined on an annual basis by the Board in consultation with Mr. A. Aggarwal.
In the event we terminate Mr. A. Aggarwal’s employment without Cause (as defined in the A. Aggarwal Agreement) or he resigns for Good Reason (as defined in the A. Aggarwal Agreement), then Mr. A. Aggarwal will be entitled to the following severance benefits: (a) continuation payments over a 12 month severance period of his 12 month base salary; (b) continued coverage under COBRA with us paying the premiums, including coverage for eligible dependents, for up to 12 months, or until he becomes eligible for group health insurance coverage through a new employer or he ceases to be eligible for COBRA; and (c) the equity awards that would have vested in the 12 month period following his separation from service shall be deemed immediately vested and exercisable as of his last day of employment. In addition, if Mr. A. Aggarwal’s employment is terminated without Cause or he resigns for Good Reason within three months prior to, or 12 months following, the effective date of certain change of control events, then we will accelerate the vesting of his equity awards such that 12 months accelerated vesting of the shares subject to the equity awards will vest and be immediately exercisable.
On February 28, 2022, we and Mr. A Aggarwal entered into the First Amendment to Executive Employment Agreement, effective March 14, 2022, which amended the A. Aggarwal Agreement. Pursuant to this amendment, Mr. A. Aggarwal will be entitled to receive a base salary of $330,000 per year, retroactive to January 1, 2022, and will be eligible for an annual discretionary bonus of up to 65% of his base salary. All other terms of the A. Aggarwal Agreement remain substantially the same.
In addition, Mr. A. Aggarwal is a participant in our Amended CIC Plan.
Executive Change in Control Plan
On February 28, 2022, the compensation committee approved certain changes to our Executive Change in Control Plan, originally adopted on March 10, 2020, with such changes effective March 14, 2022 (as amended, the “Amended CIC Plan”). Pursuant to the Amended CIC Plan, in the event the employment of our President and Chief Executive Officer, Chief Financial Officer or Chief Technology Officer (each, an “Eligible CIC Participant”) is terminated by us or any acquirer or successor without Cause (as defined in the Amended CIC Plan), or an Eligible CIC Participant resigns with Good Reason (as defined in the Amended CIC Plan), in each case, during the period commencing three months prior to a Change in Control (as defined in the Amended CIC Plan) and ending 12 months - or in the case of our President and Chief Executive Officer, 18 months - following a Change in Control, then, subject to the Eligible CIC Participant’s execution and non-revocation of a general release of claims in favor of our company within 45 days following the date of such termination, we will be obligated to provide the following payments and benefits to the Eligible CIC Participant:
•
a lump sum cash payment equal to 12 months of the Eligible CIC Participant’s then-current base salary;

•
a payment of the Eligible CIC Participant’s target incentive bonus payout in the amounts equal to 100% of the Eligible CIC Participant’s incentive bonus target;

•
12 months of COBRA benefits continuation; and

•
acceleration of the vesting of the shares subject to any Equity Awards (as defined in the Amended CIC Plan) held by the Eligible CIC Participant on the date of termination such that the then unvested Equity Awards shall vest and become exercisable as to the number of shares subject to such Equity Award that would have vested if the Eligible CIC Participant had completed an additional 12 months of employment following the termination date.

The Amended CIC Plan further provides that any Vice President of our company who, prior to March 14, 2022, was a participant under the terms of our original Executive Change in Control Plan will continue to be eligible to receive the benefits under the terms of such original plan.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the company.
Year(1)	Summary Compensation Table Total for PEO 1(2)*	Compensation Actually Paid to PEO 1(3)*	Summary Compensation Table Total for PEO 2(2)*	Compensation Actually Paid to PEO 2(3)*	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(6)	Net Income (millions)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$865,622	$936,247	$2,549,612	$1,032,239	$2,056,845	$611,192	$120.87	$6.129
2021	$1,495,365	$1,549,547	—	—	$834,054	$621,048	$245.65	$4.343

*
PEO 1 relates to Darin Billerbeck, who served as PEO for all of 2021 and a portion of 2022 until March 2022. PEO 2 relates to Sanjeev Aggarwal, who has served as PEO since March 2022. The individuals comprising the Non-PEO NEOs for each year presented are below:

2022	2021
Anuj Aggarwal	Anuj Aggarwal
N/A	Sanjeev Aggarwal

(1)
We are a smaller reporting company and, accordingly, we have not included any information in this table for 2020.

(2)
The dollar amounts reported in columns (b) and (d) are the amounts of total compensation reported for our Chief Executive Officer for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(3)
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” to our Chief Executive Officer, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our Chief Executive Officer during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our Chief Executive Officer’s total compensation for each year to determine the compensation actually paid:

Year	Summary Compensation Table Total for Sanjeev Aggarwal	Exclusion of Stock Awards Unvested as of Year-End for Sanjeev Aggarwal	Exclusion of Stock Options Unvested as of Year-End for Sanjeev Aggarwal	Inclusion of Prior Year Stock Awards Vested as of Year-End for Sanjeev Aggarwal	Inclusion of Prior Year Stock Options Exercised as of Year-End for Sanjeev Aggarwal	Compensation Actually Paid to Sanjeev Aggarwal
2022	$2,549,612	$(672,705)	$(915,040)	$61,872	$8,500	$1,032,239
2021	$—	$—	$—	$—	$—	$—
Year	Summary Compensation Table Total for Darin G. Billerbeck	Exclusion of Stock Awards Unvested as of Year-End for Darin G. Billerbeck	Exclusion of Stock Options Unvested as of Year-End for Darin G. Billerbeck	Inclusion of Prior Year Stock Awards Vested as of Year-End for Darin G. Billerbeck	Inclusion of Prior Year Stock Options Exercised as of Year-End for Darin G. Billerbeck	Compensation Actually Paid to Darin G. Billerbeck
2022	$865,622	$—	$—	$70,625	$—	$936,247
2021	$1,495,365	$(37,250)	$—	$91,432	$—	$1,549,547

(4)
The dollar amounts reported in column (f) represent the average of the amounts reported for our named executive officers (“NEOs”) as a group (excluding our CEOs for the year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Anuj Aggarwal; and (ii) for 2021, Sanjeev Aggarwal and Anuj Aggarwal.

(5)
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEOs for the year), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEOs for the year) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEOs for the year) for each year to determine the compensation actually paid, using the same methodology described above in footnote 3:

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards Unvested as of Year-End for Non-PEO NEOs	Average Exclusion of Stock Options Unvested as of Year-End for Non- PEO NEOs	Average Inclusion of Prior Year Stock Awards Vested as of Year-End for Non-PEO NEOs	Average Inclusion of Prior Year Stock Options Exercised as of Year-End for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2022	$2,056,845	$(672,705)	$(800,660)	$27,712	$—	$611,192
2021	$834,054	$(71,533)	$(288,458)	$16,565	$130,421	$621,048

(6)
As we have not paid dividends, cumulative TSR is calculated by dividing $100 by the last closing price in 2020 to obtain a number of shares, and multiplying that number of shares by the closing price on the last trading day of the relevant measurement period.

(7)
The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.

Financial Performance Measures
As described in above, our executive compensation program reflects a variable pay-for-performance philosophy. The metrics that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by us to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:
•
Grow top line revenue.

•
Maximizing cash flow from operations generated from day-to-day business activities.

•
Eliminating going concern by driving cash balance to healthy levels and pay down debt.

•
Maximizing product margins

•
Reducing operations costs by improving product yields, ramp new products and deliverer licensing.

Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail above, our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with our performance, all of those company measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore does not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR
The following chart sets forth the relationship between compensation actually paid to the PEO and the average of the compensation actually paid to the remaining NEOs, compared to our cumulative TSR for each the years presented:
Compensation Actually Paid and Net Income
The following chart sets forth the relationship between compensation actually paid to the PEO and the average of the compensation actually paid to the remaining NEOs, compared to the our net income reported in our most recent 10-K filings for each of the years presented:
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Everspin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of March 27, 2023, for:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•
each Named Executive Officer;

•
each of our directors; and

•
all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 27, 2023 and common stock underlying RSUs that vest within 60 days of March 27, 2023, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentages of beneficial ownership of our common stock in the table is based on 20,510,978 shares of common stock issued and outstanding on March 27, 2023.
Name of Beneficial Owners	Shares Owned	Shares That May Be Acquired Within 60 Days of March 27, 2023	Total Shares Beneficially Owned	Percentage of Beneficial Ownership
5% Stockholders:
AWM Investment Company, Inc.(1)	2,006,241	—	2,006,241	9.8%
Entities affiliated with NV Partners(2)	1,517,558	—	1,517,558	7.4%
Entities affiliated with Sigma Partners(3)	1,072,525	—	1,072,525	5.2%
Directors and Named Executive Officers:
Darin G. Billerbeck	86,197	42,000	128,197	*
Lawrence G. Finch(4)	434,891	27,902	462,793	2.3%
Geoffrey Ribar	73,629	45,902	119,531	*
Sanjeev Aggarwal	41,142	141,059	182,201	*
Anuj Aggarwal	18,839	82,345	101,184	*
Tara Long	—	23,408	23,408	*
Glen Hawk	—	23,408	23,408	*
All directors and executive officers as a group (7persons)(4)	654,698	386,024	1,040,722	5.0%

*
Represents beneficial ownership of less than one percent of the outstanding common stock.

(1)
Based on a Schedule 13G/A filed with the SEC on February 14, 2023, reporting beneficial ownership as of December 31, 2022. AWM Investment Company, Inc. (“AWM”) has sole voting and dispositive power over the shares. AWM is the investment adviser to Special Situations Fund III QP, L.P. (“SSFQP”), Special Situations Cayman Fund, L.P. (“Cayman”), Special Situations Technology Fund, L.P. (“TECH”) and Special Situations Technology Fund II, L.P. (“TECH II”), (SSFQP, Cayman, TECH and TECH II will hereafter be referred to as the “Funds”). As the investment adviser to the Funds, AWM holds sole voting and investment power over 749,766 shares held by SSFQP, 266,227 shares held by Cayman, 152,689 shares held by TECH and 837,559 shares held by TECH II. The address of AWM is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.
(2)
Based on a Schedule 13G/A filed with the SEC on February 14, 2022, reporting beneficial ownership as of December 31, 2021. Consists of (a) 1,319,619 shares held by NV Partners IV LP, over which NV Partners IV LP has sole voting and dispositive power, and (b) 197,939 shares held by NV Partners IV-C LP (together with NV Partners IV LP, the “NVP Funds”), over which NV Partners IV-C LP has sole voting and dispositive power. NVPG IV, LLC is the general partner of NV Partners IV LP and NV Partners IV-C LP, and has shared voting and dispositive power over all of these shares. Andrew Garman, Stephen Socolof and Thomas Uhlman are the managing members of NVPG IV, LLC, and share voting and dispositive power with respect to the shares held by such entity. The address for each of the entities affiliated with NV Partners is 430 Mountain Avenue, Suite 404, 4th Floor, Murray Hill, NJ 07974.

(3)
Consists of (a) 34,134 shares held by Sigma Associates 8, L.P., (b) 11,017 shares held by Sigma Investors 8, L.P. and (c) 1,027,374 shares held by Sigma Partners 8, L.P. Each of these entities have sole voting and dispositive power over the shares held by them. Sigma Management 8, L.L.C. is the general partner of Sigma Associates 8, L.P., Sigma Investors 8, L.P. and Sigma Partners 8, L.P., and has sole voting and investment power with respect to all of the shares but disclaims beneficial ownership of the shares held by these entities, except to the extent of its pecuniary interests therein. The address for each of the Sigma Funds is 2105 S. Bascom Avenue, Suite 370, Campbell, CA 95008.

(4)
Consists of (a) 392,930 shares of common stock held by Mr. Finch and (b) 41,961 shares of common stock held by the Lawrence G and Janice C. Finch Revocable Trust, of which Mr. Finch is a trustee. Mr. Finch shares voting and investment power with respect to such shares with Janice Finch.

(5)
Consists of shares beneficially owned by each executive officer and director, as reflected in the table above.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on a review of such reports filed electronically with the SEC and written representations that no other reports were required during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to our reporting persons were made and made timely, with the exception of one Form 4 that was filed by Sanjeev Aggarwal (reporting one transaction), and one Form 4 that was filed by Anuj Aggarwal (reporting one transaction).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2022:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants or Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	2,646,205	$4.42	1,463,609
Equity compensation plans not approved by security holders	—	—	—
Total	2,646,205		1,463,609

(1)
The number of shares remaining available for future issuance includes 689,472 shares available under the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”) and 774,137 shares available under the Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan (the “2016 ESPP”). As of March 27, 2023, a total of 977,879 shares remained available for future issuance under the 2016 ESPP. The maximum number of shares subject to purchase rights under the 2016 ESPP is a function of stock price and total employee contributions. As such, Everspin cannot reasonably determine the number of shares subject to purchase rights as of March 27, 2023, and such shares are not reflected in the amount subject to rights outstanding. The weighted average exercise price of outstanding options, warrants and rights includes 651,479 shares subject to RSUs, which have no exercise price. The weighted average exercise price of outstanding options, excluding the RSUs, was $5.22.

The number of shares of common stock reserved for issuance under the 2016 Plan automatically increases on January 1 of each year through and including January 1, 2026, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.
The number of shares of common stock reserved for issuance under the 2016 ESPP automatically increases on January 1 of each year through and including January 1, 2026, by 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2021, there have been no transactions to which we have been a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND AVAILABLE INFORMATION
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Everspin stockholders will be “householding” our proxy materials, including the Notice. A single Notice and, if applicable, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker or direct your written or oral request to Computershare, Inc., 211 Quality Circle, Suite 210, College Station, TX 77845, telephone number 800-736-3001. You may also direct a written or oral request for the separate Notice and, if applicable, other proxy materials to: Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226, telephone number (480) 347-1169. Upon receipt of a written or oral request as set forth above, we will promptly deliver to you a separate Notice and if applicable, other proxy materials. Stockholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request “householding” of their communications should contact their broker or Computershare Investor Services.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
/s/ Anuj Aggarwal

Anuj Aggarwal
Chief Financial Officer
April [  ], 2023
A copy of Everspin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000605008_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR all nominees: 1. Election of Directors Nominees 01) Glen Hawk 02) Tara Long 03) Lawrence G. Finch 04) Geoff Ribar 05) Darin G. Billerbeck 06) Sanjeev Aggarwal, Ph.D EVERSPIN TECHNOLOGIES, INC. 5670 W. CHANDLER BLVD. SUITE 130 CHANDLER, AZ 85226 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MRAM2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. To approve, on an advisory basis, the compensation of our named executive officers. 4. To approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Everspin as permitted pursuant to recent amendments to the Delaware General Corporation Law. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000605008_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com EVERSPIN TECHNOLOGIES, INC. Annual Meeting of Stockholders May 23, 2023, 5:00 PM Eastern Standard Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Darin Billerbeck as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of Everspin Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Everspin Technologies, Inc. to be held via live webcast at www.virtualshareholdermeeting.com/MRAM2023, on Tuesday, May 23, 2023, at 5:00 p.m., Eastern Standard Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters and in accordance with the instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side